SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549


                                       FORM 8-K


                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



           Date of Report (Date of earliest event reported): July 19, 1995



                             CENTRAL MAINE POWER COMPANY
                (Exact name of registrant as specified in its charter)




                   Maine             1-5139          01-0042740
          (State of Incorporation)   (Commission     (IRS Employer
                                     File Number)    Identification Number)




                        83 Edison Drive, Augusta, Maine 04336
                 (Address of principal executive offices) (zip code)



          Registrant's telephone number, including area code: (207)623-3521





          Item 1 through Item 4.  Not applicable.

          Item 5.  Other Events.

               (a)   Second-quarter financial results.   On July  21, 1995,
          the Company announced its second-quarter financial results with the following release:

                      "ONE-TIME MAINE YANKEE, RETIREMENT CHARGES
                         PRODUCE SECOND-QUARTER LOSS FOR CMP

               AUGUSTA, Maine, July 21, 1995 -- One-time accounting charges for repairs under way at the Maine Yankee plant and for an early-retirement program have resulted in an $11.2-million second-quarter loss for Central Maine Power Company, the utility said today.

               Although repair bills for the steam-generator tube sleeving at the Maine Yankee plant will continue for several months, accounting rules required that CMP charge its entire $15-million share of the estimated $40-million repair cost to second-quarter expense. Another $4.8-million charge was charged against earnings for costs associated with the Special Retirement Offer that reduced the company's work force by 200 people, or about 10 percent, as of July 1. Savings from that work-force reduction are expected to contribute to improved financial results in the future.

               The one-time charges for the quarter ending June 30 reduced after-tax earnings for common stockholders by 36 cents a share. A small operating profit and other income offset part of that impact, leaving the overall loss at 34 cents a common share, compared to earnings of 39 cents a share in the second quarter of 1994.

               CMP's total quarterly loss on common-equity investment was $11.2 million, compared to earnings of $12.7 million for the second quarter of 1994.

               Service-area electricity sales were 2.11 billion kilowatt-hours for the quarter, down from 2.22 billion kWh a year ago.

               Electricity sales for the first half of the year were 4.47 billion kWh, down 4.9 percent from the 4.70-billion kWh level for the 1994 period. Residential sales fell 5.9 percent; commercial, 1 percent; and industrial, 6.3 percent. The company said competition from other forms of energy and the loss of sales to a large industrial customer who began taking service from another utility in late 1994 were factors in the decline.

               Operating revenues were $203 million for the quarter, down from $212 million in the same period of 1994. Six-months' revenues were somewhat higher than a year ago, $466 million versus $453 million."





               (b)  Termination of Rights under Shareholder Rights Plan.
          On July 19, 1995, the Board of Directors of the Company terminated, effective immediately, the right to exercise the Rights issued to its shareholders pursuant to the Shareholder Rights Plan adopted by the Company on September 28, 1994, and ordered the redemption of the Rights. The Board directed payment of the redemption price of $.01 per Right on August 28, 1995, to holders of record at the close of business on August 14, 1995.
          On May  24, 1995, the shareholders  of the Company, by  a vote of
          50.36 percent to 49.64 percent, had approved a shareholder proposal at the Company's annual meeting of shareholders recommending redemption of the rights and termination of the Shareholder Rights Plan.

               (c) Election of Comptroller. On July 19, 1995, the Board of Directors of the Company elected Robert E. Tuoriniemi, of Hallowell, Maine, Comptroller of the Company, effective August 1, 1995. He will replace Robert S. Howe, who is retiring from the Company.

               Item 6 through Item 8.  Not applicable.







                                      SIGNATURE



               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     CENTRAL MAINE POWER COMPANY


                                     By:
                                         D. E. Marsh
                                         Vice      President,     Corporate
                                         Services,   and  Chief   Financial
                                         Officer

          Dated:  June 24, 1995